As filed with the U.S. Securities and Exchange Commission on July 6, 2026

Registration No. 333-[  ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UPEXI, INC.
(Exact name of registrant as specified in its charter)

Delaware	5900	83-3378978
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3030 North Rocky Point Drive, Suite 420

Tampa, FL 33607

(727) 287-2800

(Address, including zip code, and telephone number including area code, of Registrant’s principal executive offices)

Allan Marshall, President and Chief Executive Officer

Upexi, Inc.

3030 North Rocky Point Drive, Suite 420

Tampa, FL 33607

(727) 287-2800

(Name, address, including zip code, and telephone number including area code, of agent for service)

With copies to:

Peter Campitiello

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Woodbridge, NJ 08830

Tel. No.: (732) 395-4517

Fax No.: (732) 395-4401

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 6, 2026

PROSPECTUS

Upexi, Inc.

5,250,000 Shares of Common Stock

6,992,300 Shares of Common Stock Underlying Pre-Funded Warrants

This prospectus relates to the offer and resale by the selling stockholder identified herein (the “Selling Stockholder”) of an aggregate of: (i) 5,250,000 shares (the “Shares”) of common stock of Upexi, Inc. (the “Company”), par value $0.00001 per share (the “Common Stock”) at an offering price of $1.59652 per share; and (ii) to 6,992,300 shares of Common Stock issuable upon exercise of pre-funded warrants (the “Pre-Funded Warrants,” and  the “Pre-Funded Warrant Shares”), at a purchase price of $1.59631 per Pre-Funded Warrant, issued in a private placement offering pursuant to that certain securities purchase agreement dated June 21, 2026 (the “Purchase Agreement”) (the “Offering”).

The Selling Stockholder may sell or otherwise dispose of the shares of Common Stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholder may sell or otherwise dispose of the shares of Common Stock covered by this prospectus in the section entitled “Plan of Distribution” on page 9. Discounts, concessions, commissions and similar selling expenses attributable to the sale of shares of Common Stock covered by this prospectus will be borne by the Selling Stockholder. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the shares of Common Stock with the Securities and Exchange Commission (the “SEC”).

Our Common Stock is currently quoted on the Nasdaq Capital Market (“Nasdaq”) under the symbol “UPXI”. On July 2, 2026, the closing price of our Common Stock as reported on Nasdaq was $0.88 per share.

Investing in our securities involves significant risks. See “RISK FACTORS” on page 4 for information you should consider before buying these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is not an offer to sell any securities in any state where the offer is not permitted.

The date of this prospectus is July [  ], 2026.

Prospective investors may rely only on the information contained in this prospectus. We have not authorized anyone to provide prospective investors with different or additional information. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.

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IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

This prospectus relates to the resale by the Selling Stockholder identified in this prospectus under the caption “Selling Stockholder,” from time to time, of up to 5,250,000 Shares of Common Stock and 6,992,300 Shares of Common Stock Underlying the Pre-Funded Warrants. We are not selling any shares of Common Stock under this prospectus, and we will not receive any proceeds from the sale of shares of Common Stock offered hereby by the Selling Stockholder, although we may receive cash from the exercise of the Pre-Funded Warrants.

You should rely only on the information provided in this prospectus. We have not authorized anyone to provide you with any other information and we take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. The information contained in this prospectus speaks only as of the date set forth on the cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects.

We are not, and the Selling Stockholder is not, making offers to sell these securities in any jurisdiction in which an offer or solicitation is not authorized or permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation. You should read this prospectus in its entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section entitled “Where You Can Find More Information” below, including the registration statement and the other reports we file with the SEC.

This prospectus and any accompanying prospectus supplements may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus or any accompanying prospectus supplement are the property of their respective owners.

Unless the context otherwise indicates, references in this prospectus to “we,” “us,” “our,” the “Company” and “Upexi” refer to Upexi, Inc., a Delaware corporation, and its subsidiaries. The term “you” refers to a prospective investor.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties and include statements regarding, among other things, our projected revenue growth and profitability, our growth strategies and opportunity, anticipated trends in our market and our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. These statements may be found under the sections entitled “Business,” as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective products, market acceptance, future performance or results of current and anticipated products, sales efforts, expenses, and the outcome of contingencies such as legal proceedings and financial results.

Examples of forward-looking statements in this prospectus include, but are not limited to, our expectations regarding our business strategy, business prospects, operating results, operating expenses, working capital, liquidity and capital expenditure requirements. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for our products, the cost, terms and availability of components, pricing levels, the timing and cost of capital expenditures, competitive conditions and general economic conditions. These statements are based on our management’s expectations, beliefs and assumptions concerning future events affecting us, which in turn are based on currently available information. These assumptions could prove inaccurate. Although we believe that the estimates and projections reflected in the forward-looking statements are reasonable, our expectations may prove to be incorrect.

Important factors that could cause actual results to differ materially from the results and events anticipated or implied by such forward-looking statements include, but are not limited to:

•	changes in the market acceptance of our products;
•	increased levels of competition;
•	changes in political, economic or regulatory conditions generally and in the markets in which we operate;
•	our relationships with our key customers;
•	our ability to retain and attract senior management and other key employees;
•	our ability to quickly and effectively respond to new technological developments;
•

our ability to protect our trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on the proprietary rights of the Company; and

•	fluctuations in price of Solana;
•	other risks, including those described in the “Risk Factors” discussion of this prospectus.

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for us to predict all of those risks, nor can we assess the impact of all of those risks on our business or the extent to which any factor may cause actual results to differ materially from those contained in any forward-looking statement. The forward-looking statements in this prospectus are based on assumptions management believes are reasonable. However, due to the uncertainties associated with forward-looking statements, you should not place undue reliance on any forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and unless required by law, we expressly disclaim any obligation or undertaking to publicly update any of them in light of new information, future events, or otherwise.

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THE OFFERING

Shares of Common Stock offered by the Selling Stockholder:	Up to 12,242,300(1) shares of Common Stock.

Shares of Common Stock outstanding prior to this offering (2):	73,452,358 shares of Common Stock

Shares of Common Stock outstanding following to this offering (3):	85,694,658 shares of Common Stock

Use of proceeds:

We will not receive any proceeds from the sale of the shares of Common Stock by the Selling Stockholder. However, we will receive $0.00001 per share upon the exercise of any Pre-Funded Warrant. See “Use of Proceeds” on page 7 of this prospectus.

Risk factors:	You should read the “Risk Factors” section on page 4 of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our securities.

Trading symbol:	Our Common Stock is listed on the Nasdaq under the symbol “UPXI.”

(1) Includes 6,992,300 shares of Common Stock underlying Pre-Funded Warrants.

(2) The 73,452,358 shares of our Common Stock outstanding excludes the following:

•	664,200 shares of our Common Stock issuable upon the exercise of stock options outstanding, at a weighted average exercise price of $2.71 per share;

•	9,797,138 shares of our Common Stock issuable upon exercise of warrants outstanding, at a weighted average exercise price of $2.19 per share;

•	50,339,829 shares of our Common Stock issuable upon the conversion of debt;

•	138,889 shares of our Common Stock issuable upon the conversion of Series A Preferred Shares; and

•	4,627,252 shares of Common Stock that have been granted as a restricted stock grant under our 2019 Incentive plan and upon vesting will be issued.

(3) Assuming the exercise of all Pre-Funded Warrants for 6,992,300 shares of Common Stock.

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ABOUT UPEXI, INC.

This summary highlights selected information and does not contain all the information that is important to you. You should carefully read this prospectus, any applicable prospectus supplement and the documents we have referred you to in “Incorporation of Certain Documents by Reference” on page 9 of this prospectus for information about us and our financial statements as well as “Where You Can Find More Information” on page 10.

Except where the context otherwise requires, the terms “we,” “us,” “our,” “the Company,” or “Upexi” refer to Upexi, Inc.

OUR BUSINESS

Overview

We are a diversified brand owner specializing in the development, manufacturing, and distribution of consumer products across wellness, pet care, functional supplements, and other related products. We reach customers through our direct-to-consumer channels, Amazon and other e-commerce marketplaces, wholesale partners, and select retail relationships.

In 2025, we expanded our business strategy to include a digital asset treasury program, focused primarily on acquiring, holding, and staking Solana (“SOL”) as part of our long-term corporate treasury strategy. As disclosed in the filings incorporated herein, a substantial portion of our balance sheet is allocated to SOL assets, which we stake through multiple validators to generate yield and support ecosystem decentralization.

Employees

As of the date of the incorporated filings, we have 10 full-time employees across brand management and corporate operations.

Company Information

Our principal executive offices are located at 3030 North Rocky Point Drive, Suite 420, Tampa, FL 33607. Our telephone number is (727) 287-2800. You may also obtain additional information through our internet website address at www.upexi.com. Information contained on our website is not incorporated into this prospectus and is not a part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the Risk Factors contained in our most recent annual report on Form 10-K, filed with the U.S. Securities and Exchange Commission, as updated or supplemented by subsequent quarterly reports on Form 10-Q and Current Reports on Form 8-K to the extent filed, each of which are incorporated herein by reference and in any supplement to this prospectus before buying any offered securities, as the same may be updated from time to time by our future filings under the Exchange Act.

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DESCRIPTION OF CAPITAL STOCK

The following description summarizes important terms of the classes of our capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation and our bylaws, which have been filed as exhibits to the registration statement of which this prospectus forms a part.

DESCRIPTION OF COMMON STOCK

General

We are authorized to issue up to 1,000,000,000 shares of Common Stock at a par value of $0.00001 per share. As of July 2, 2026, there were 78,702,358 shares of Common Stock outstanding.

Voting Rights

The holders of Common Stock will have the right to vote on all matters on which stockholders have the right to vote, and holders of Common Stock shall be entitled to one (1) vote per share.

Dividends

Holders of Common Stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding Preferred Stock.

Other Rights

In the event of our liquidation or dissolution, the holders of Common Stock are entitled to receive proportionately all assets available for distribution to shareholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of Common Stock are subject to and may be adversely affected by the rights of the holders of shares of any series of Preferred Stock that we may designate and issue in the future.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer LLC, 18 Lafayette Place, Woodmere, NY 11598, (212) 828-8436

Listing

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “UPXI.” Any common stock we sell under this prospectus, as it may be supplemented, will be listed on Nasdaq.

DESCRIPTION OF PREFERRED STOCK

General

We are authorized to issue up to 10,000,000 shares of Preferred Stock at a par value of $0.00001 per share. As of July 2, 2026, there were 150,000 shares of Series A Preferred Stock outstanding.

Our bylaws authorize the Board of Directors to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the Delaware General Corporation Law (“DGCL”), to establish from time to time one or more classes of Preferred Stock or one or more series of Preferred Stock, by fixing and determining the number of shares to be included in each such class or series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.

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You should also refer to the applicable certificate of designation for complete information about the terms, preferences and rights related to a particular series of our preferred stock, which we will incorporate as an exhibit to the registration statement of which this prospectus is a part. The prospectus supplement will contain a description of United States federal income tax consequences relating to the preferred stock, to the extent applicable.

Our issuance of preferred stock may have the effect of delaying or preventing a change in control. Our issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock. The issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Series A Preferred Stock

The shares of Series A Preferred Stock are convertible into 138,889 shares of the Company’s common stock at the holder’s option. The holders of Series A Preferred Stock will have the right to vote on all matters on which stockholders have the right to vote, and holders of Series A Preferred Stock shall be entitled to ten (10) votes per share and shall vote together as a separate class on stock on all matters which impact the rights, value, or ranking of the Common Stock or Series A Preferred Stock.

In the event of our liquidation, consolidation, merger or dissolution, the holders of Series A Preferred Stock are entitled to receive an amount on such date equal to the Stated Value of Series A Preferred Stock, which is $0.05 per share.

DESCRIPTION OF WARRANTS

As of the date of this registration statement, the Company has warrants to acquire 9,797,138 shares of our Common Stock issuable upon exercise of warrants outstanding as of July 2, 2026, at a weighted average exercise price of $2.19 per share(1).

(1)	This amount does not include the 6,992,300 shares of Common Stock issuable upon exercise of the Pre-Funded Warrants at an exercise price of $0.00001 per share.

PRIVATE PLACEMENT OFFERING OF SHARES OF COMMON STOCK AND PRE-FUNDED WARRANTS

On June 21, 2026, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an existing institutional accredited investor (the “Purchaser”).

Pursuant to the Purchase Agreement, the Company agreed to issue and sell to the Purchaser in a private placement offering (the “Offering”) an aggregate of: (i) 5,250,000 shares (the “Shares”) of the Company’s common stock, par value $0.00001 per share (the “Common Stock”) at an offering price of $1.59652 per share; and (ii) pre-funded warrants to purchase up to 6,992,300 shares of Common Stock (the “Pre-Funded Warrants,” and the shares issuable upon exercise thereof, the “Pre-Funded Warrant Shares”), at a purchase price of $1.59631 per Pre-Funded Warrant. The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until the Pre-Funded Warrants are exercised in full.

The aggregate purchase price of the Offering is $19,542,634.54. The Purchaser is the holder of the Company's outstanding Secured Convertible Note due January 9, 2028, originally issued on January 9, 2026 in the original principal amount of $35,961,975 (the “Note”).  The aggregate purchase price was paid in full through the retirement and cancellation of $19,542,634.54 of outstanding principal under the Note. Upon the closing of the Offering (the “Closing”), the outstanding principal balance of the Note was reduced by $19,542,634.54, and such retired principal amount was deemed paid in full and discharged. After giving effect to the Closing, the outstanding principal amount of the Note is $16,419,340.46. The Note otherwise remains in full force and effect in accordance with its terms, and the conversion price thereunder is unaffected by the transaction.

No placement agent or broker was engaged in connection with the transaction, and no brokerage or finder's fees are payable by the Company.

The Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions. The number of Shares issued at the closing are subject to a beneficial ownership limitation such that the Purchaser, together with its affiliates and any other persons whose beneficial ownership would be aggregated with the Purchaser's under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), may not beneficially own more than 9.99% of the Company's outstanding Common Stock, determined after giving effect to all Shares, Pre-Funded Warrants, Pre-Funded Warrant Shares and the Note then held; any balance of the consideration is delivered in the form of Pre-Funded Warrants. The beneficial ownership limitations applicable to the Shares, the Pre-Funded Warrants and the Note are aggregated and applied on a combined basis.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of Common Stock by the Selling Stockholder. However, we will receive $0.00001 per share upon the exercise of any Pre-Funded Warrants. We cannot predict when or if the Pre-Funded Warrants will be exercised and it is possible that the Pre-Funded Warrants may expire and may never be exercised. We expect to use these proceeds, if any, for general corporate purposes. As of the date of this prospectus, we have not identified as probable any specific material proposed uses of these proceeds.

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SELLING STOCKHOLDER

5,250,000 Shares and 6,992,300 shares of Common Stock underlying the exercise of the Pre-Funded Warrants being offered by the Selling Stockholder were previously issued to such Selling Stockholder pursuant to the Purchase Agreement dated June 21, 2026. In connection with the Offering, we provided registration rights within that certain Purchase Agreement with the Selling Stockholder whereby we agreed to register for resale the Shares and the Pre-Funded Warrant Shares sold in the Offering. We are registering the Shares and Pre-Funded Warrant Shares in order to permit the Selling Stockholder to offer the Shares and Warrant Shares for resale from time to time.

The table below lists the Selling Stockholder and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act, and the rules and regulations thereunder) of the Shares and Pre-Funded Warrant Shares held by the Selling Stockholder.

The following table sets forth, based on information provided to us by or on behalf of the Selling Stockholder or known to us, the name of the Selling Stockholder and the number of shares of our Common Stock beneficially owned by the Selling Stockholder before and after this offering. The second column lists the number of shares of common stock beneficially owned by the Selling Stockholder, based on its ownership of the shares of common stock, as of July 2, 2026, without regard to any limitations on exercise. The third column lists the shares of Common Stock being offered by this prospectus by the Selling Stockholder. The fourth column assumes the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus.

The Selling Stockholder may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering(1)	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus(2)	Number of shares of Common Stock Owned After the Offering
Hivemind Capital Partners (3)	19,122,317	12,242,300	6,880,017

(1)

Consists of 10,000 shares residual from other trading activity, 6,870,017 shares of Common Stock upon conversion of the outstanding secured convertible note dated January 9, 2026, 5,250,000 shares of Common Stock, and 6,992,300 shares of Common Stock underlying Pre-Funded Warrants.

(2)	Assumes that the Selling Stockholder will sell all of the 6,992,300 shares of Common Stock underlying the Pre-Funded Warrants.
(3)

The securities are directly held by Hivemind Validation Master Fund LP, a limited partnership (the “Selling Stockholder”). Hivemind Validation QOZ GP (“Hivemind GP”) is the General Partner of the Selling Stockholder. Hivemind Capital Partners, LLC (“HCP”) is the Investment Manager of the Selling Stockholder. HCP’s voting and investment decisions are made by an investment committee comprised of Yechuan Zhang, Jake Greenstein and Emmanuel Vallod (the “Investment Committee Members”). Each of Hivemind GP, HCP and the Investment Committee Members disclaim beneficial ownership of the securities held by the Selling Stockholder, except to the extent of pecuniary interest therein. The address of Hivemind Capital Partners is 22nd Floor, 875 Sixth Avenue, New York, NY 10001.

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PLAN OF DISTRIBUTION

The Selling Stockholder and any of their pledges, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through agreements between broker-dealers and the seller stockholder(s) to sell a specified number of such Shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The Selling Stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of Common Stock in the course of hedging the positions they assume. The Selling Stockholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed us that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

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We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale Shares may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities to which this prospectus relates will be passed upon by Lucosky Brookman LLP. Additional legal matters may be passed upon for us, or for any underwriters, dealers, or agents, by counsel that we will identify in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Upexi, Inc. (the Company) as of June 30, 2025 and 2024 and for each of the two years in the period ended June 30, 2025 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of GBQ Partners LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and file with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as required of a U.S. listed company. Our SEC filings are available to the public from the SEC’s web site at www.sec.gov or on our website at wwwupexi.com. However, other than our available SEC filings, the information on, or that can be accessible through, our website does not constitute a part of, and is not incorporated by reference in, this prospectus. Written requests for copies of the documents we file with the SEC should be directed to Upexi, Inc., 3030 North Rocky Point Drive, Suite 420, Tampa, Florida 33607, Attention: Secretary, telephone: (727) 287-2800.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the SEC. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this Prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in or omitted from this Prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

We incorporate by reference the documents listed below and any future documents that we file with the SEC (excluding any portion of such documents that are furnished and not filed with the SEC) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this Prospectus forms a part prior to the effectiveness of the registration statement and (ii) after the date of this Prospectus until the offering of the securities is terminated:

•	Our Annual Report on Form 10-K for the year ended June 30, 2025 as filed with the SEC on September 24, 2025.

•

Our Quarterly Reports on Form 10-Q for the three months ended September 30, 2025 as filed with the SEC on November 12, 2025, for the six months ended December 31, 2025 as filed with the SEC on February 10, 2026, and for the nine months ended March 31, 2026 as filed with the SEC on May 12, 2026.

•

Our Current Reports on Form 8-K filed with the SEC on September 26, 2025, October 3, 2025, October 9, 2025, October 24, 2025, November 5, 2025, November 7, 2025, November 12, 2025, November 14, 2025, November 28, 2025, December 1, 2025, December 5, 2025, December 31, 2025, January 14, 2026, January 28, 2026, February 4, 2026, February 5, 2026, February 9, 2026, February 10, 2026, May 13, 2026, June 16, 2026, June 24, 2026, June 25, 2026, and June 26, 2026.

•

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering.

We also incorporate by reference any future filings (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this Prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the common stock made by this Prospectus and will become a part of this Prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this Prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this Prospectus.

The information about us contained in this Prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: Upexi, Inc., 3030 North Rocky Point Drive, Suite 420, Florida, 33607, (727) 287-2800.You may also find electronic copies of these filings online at https://ir.upexi.com/sec-filings/all-sec-filings.

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UPEXI, INC.

5,250,000 Shares of Common Stock

6,992,300 Shares of Common Stock Underlying Pre-Funded Warrants

PROSPECTUS

July [  ], 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is a statement of the estimated costs and expenses (other than underwriting compensation) incurred or expected to be incurred by us in connection with the issuance and distribution of an assumed amount of $19,542,634.54 of securities being registered pursuant to this Registration Statement. We will pay all of these expenses.

SEC Registration Fee	$1,488
Accounting Fees and Expenses*	$20,000
Legal Fees and Expenses*	$10,000
Transfer Agent and Registrar Fees*	$1,500
Miscellaneous Fees and Expenses*	$1,500
Total*	$34,488

*These fees are not presently known and cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Our Certificate of Incorporation provides that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (the “DGCL”). We are incorporated under the laws of the State of Delaware. Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his or her service as a director or officer of the corporation, or his or her service, at the corporation’s request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees) that are actually and reasonably incurred by him or her expenses, and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by him or her, in connection with the defense or settlement of such action, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Although Delaware law permits a corporation to indemnify any person referred to above against such expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the Court of Chancery (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The DGCL also provides for mandatory indemnification of any director, officer, employee or agent against such expenses to the extent such person has been successful in any proceeding covered by the statute. In addition, the DGCL provides the general authorization of advancement of a director’s or officer’s litigation expenses in lieu of requiring the authorization of such advancement by the board of directors in specific cases, and that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by law, agreement or otherwise.

Our Bylaws and Certificate of Incorporation provide for indemnification of our directors and officers and for advancement of litigation expenses to the fullest extent permitted by current Delaware law. In addition, the Company has entered into indemnification agreements with certain of its directors and officers that provide for indemnification and advancement of litigation expenses to fullest extent permitted by the DGCL.

We maintain a policy of directors’ and officers’ liability insurance which reimburses us for expenses which we may incur in connection with the foregoing indemnity provisions and which may provide direct indemnification to directors and officers where we are unable to do so.

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Item 16. Exhibits

The list of exhibits in the Exhibit Index to this registration statement is incorporated herein by reference

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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(6)

The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(7)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)	The undersigned Registrant hereby undertakes:

(1)

That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on July 6, 2026.

Upexi, Inc.

By:	/s/ Allan Marshall
Name: Allan Marshall Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Allan Marshall	President, Chief Executive Officer and Director	July 6, 2026
Allan Marshall	(Principal Executive Officer)

/s/ Andrew J. Norstrud	Chief Financial Officer and Director	July 6, 2026
Andrew J. Norstrud	(Principal Financial Officer and Principal Accounting Officer)

/s/ Gene Salkind	Director	July 6, 2026
Gene Salkind

/s/ Thomas C. Williams	Director	July 6, 2026
Thomas C. Williams

/s/ Laurence H. Dugan	Director	July 6, 2026
Laurence H. Dugan

POWER OF ATTORNEY

Know all persons by these presents that each individual whose signature appears below constitutes and appoints Allan Marshall, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Allan Marshall	President, Chief Executive Officer and Director	July 6, 2026
Allan Marshall	(Principal Executive Officer)

/s/ Andrew J. Norstrud	Chief Financial Officer and Director	July 6, 2026
Andrew J. Norstrud	(Principal Financial Officer and Principal Accounting Officer)

/s/ Gene Salkind	Director	July 6, 2026
Gene Salkind

/s/ Thomas C. Williams	Director	July 6, 2026
Thomas C. Williams

/s/ Laurence H. Dugan	Director	July 6, 2026
Laurence H. Dugan

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EXHIBIT INDEX

Exhibit No.	Description
4.1	Common Stock Specimen (incorporated by reference to Registration Statement on Form S-1 filed on April 15, 2021)
5.1	Legal Opinion of Lucosky Brookman LLP
23.1	Consent of GBQ Partners LLC
23.2	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)
24	Power of Attorney (included in the signature page of this Registration Statement)
107	Filing Fee Table

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